Exhibit 99.1

Veritone, Inc. Announces Proposed Public Offering of Common Stock

COSTA MESA, CA – December 2, 2020 – Veritone, Inc. (Nasdaq: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today announced it has commenced an underwritten public offering of shares of its common stock. Veritone, Inc. also expects to grant the underwriters for the offering a 30-day option to purchase additional shares of its common stock. The offering is subject to market and other conditions and there can be no assurances as to whether or when the offering may be completed, or as to the size or terms of the offering.

Stifel is acting as the lead book-running manager for the offering. JMP Securities and Roth Capital Partners are acting as joint book-running managers for the offering.

The public offering will be made pursuant to a registration statement on Form S-3, including a base prospectus, that was previously filed with the Securities and Exchange Commission (SEC) and was declared effective on June 13, 2018. A preliminary prospectus supplement and the accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering may be obtained, when available, from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by e-mail at syndprospectus@stifel.com, from JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Prospectus Department, by telephone at (415) 835-8985, or by e-mail at syndicate@jmpsecurities.com, or from Roth Capital Partners, Attention: Equity Capital Markets, 888 San Clemente Drive, Newport Beach, California 92660, by telephone at (800) 678-9147 or by e-mail at rothecm@roth.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Veritone, Inc.

Veritone, Inc. (Nasdaq: VERI) is a leading provider of AI technology and solutions. Veritone, Inc.’s proprietary operating system, aiWARE™ powers a diverse set of AI applications and intelligent process automation solutions that are transforming both commercial and government organizations. aiWARE orchestrates an expanding ecosystem of machine learning models to transform audio, video, and other data sources into actionable intelligence. Veritone, Inc.’s AI developer tools enable its customers and partners to easily develop and deploy custom applications that leverage the power of AI to dramatically improve operational efficiency and unlock untapped opportunities. Veritone, Inc. is headquartered in Costa Mesa, California, and has offices in Denver, London, New York and San Diego.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, including statements regarding the proposed public offering. Various factors may cause differences between Veritone, Inc.’s expectations and actual results, including risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering. More information about potential factors that could affect Veritone, Inc.’s business and financial results is contained in its annual report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the SEC. Veritone, Inc. does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

For more information about Veritone, Inc., contact:

Company Contact:

Brian Alger, CFA

SVP, Corporate Development & Investor Relations

Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman

LHA Investor Relations

(415) 433-3777

veritone@lhai.com